UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2011
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

81 Wyman Street
Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 23, 2011, Thermo Fisher Scientific Inc. (the “Company”) entered into a bridge credit agreement and a revolving credit agreement, as described below.
A. Bridge Credit Agreement:
     The bridge Credit Agreement (“Credit Agreement”) is a 364-day unsecured committed bridge facility in the principal amount of $2 billion, among the Company, as borrower, Barclays Bank PLC, as administrative agent, the several banks and other financial institutions or entities from time to time parties thereto (initially consisting of Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, N.A., Deutsche Bank AG Cayman Islands Branch, The Royal Branch of Scotland PLC, BNP Paribas, The Bank of Tokyo — Mitsubishi UFJ, Ltd., Goldman Sachs Bank USA and HSBC Bank USA, National Association) as lenders, Barclays Capital as sole lead arranger and sole bookrunner, Bank of America, N.A., as syndication agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, LLC, and The Royal Bank of Scotland PLC, as documentation agents. Terms used in this Item 1.01(A) and not defined herein shall have the meanings ascribed to them in the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.
     The closing date of the Credit Agreement (the “Closing Date”) is conditioned on, among other things, the consummation of the acquisition of CB Diagnostics Holding AB (“CB”), pursuant to that certain Agreement for the sale and purchase of the entire issued share capital of CB, by and between CB Diagnostics Luxembourg S.À R.L, a company incorporated in the Grand Duchy of Luxembourg, the funds party thereto and the Company (the “SPA”) (the “Phadia Acquisition”), which must occur by November 19, 2011. The Commitments automatically terminate on the earlier of the funding and disbursement of the Loans to the Company on the Closing Date, or November 20, 2011.
     The proceeds of the Loans may be used by the Company to fund, in whole or in part, the Phadia Acquisition, including the payment of any indebtedness of CB and to pay all or a portion of the costs incurred by the Company or any of its Subsidiaries in connection with the Phadia Acquisition, the transactions contemplated by the SPA, or the transactions contemplated by the Credit Agreement and related documents. Loans can be Base Rate Loans, Eurocurrency Rate Loans, or EURIBOR Rate Loans. If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 1.00% to 1.50% based on the Company’s Debt Ratings plus (in the case of a Eurocurrency Rate Loan or a EURIBOR Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost as calculated in Schedule 1.01 to the Credit Agreement, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.00% to 0.50% based on the Company’s Debt Ratings and (iii) each EURIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBOR Rate for such Interest Period plus a margin of 1.00% to 1.50% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay (a) a non-refundable ticking fee in an amount per annum equal to the product of the ticking fee rate (ranging from 0.075% to 0.15% based on the Company’s Debt Ratings) and the average daily amount of the Aggregate Commitments in effect from June 23, 2011 through the termination of the Aggregate Commitments or the Closing Date, (b) a non-refundable funding fee equal to 0.50% of the aggregate principal amount of the Loans funded on the Closing Date, and (c) a non-refundable duration fee on the 90th, 180th and 270th day after the Closing Date in an amount equal to the product of the Duration Fee Rate (ranging from 0.50% 90 days after the Closing Date, to 1.00% 270 days after the Closing Date) and the aggregate principal amount of the Loans outstanding on such day.

     The Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes and dispositions of property. The Credit Agreement also requires that the Company maintain at the end of each fiscal quarter a consolidated indebtedness to consolidated EBITDA ratio of no greater than 3.50 to 1.00.
     The obligations of the Company under the Credit Agreement are guaranteed by Fisher Scientific International Inc., a subsidiary of the Company (“Fisher”). In accordance with the terms of the Credit Agreement, Fisher executed a Subsidiary Guaranty, dated as of June 23, 2011 (the “Guaranty”), in favor of Barclays Bank PLC and the Lenders. The form of the Guaranty is included as Exhibit E to the Credit Agreement.
B. Revolving Credit Agreement:
     The Revolving Credit Agreement (“Revolving Credit Agreement”) is a 364-day unsecured revolving credit facility in the principal amount of up to $1 billion (the “Revolving Commitment”), among the Company, as borrower, Barclays Bank PLC, as administrative agent and swing line lender, the several banks and other financial institutions or entities from time to time parties thereto (initially consisting of Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch, The Royal Branch of Scotland PLC, The Bank of Tokyo — Mitsubishi UFJ, Ltd., BNP Paribas, Goldman Sachs Bank USA and HSBC Bank USA, National Association) as lenders, Barclays Capital and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, Barclays Capital, as sole bookrunner, Bank of America, N.A., as syndication agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, LLC, and The Royal Bank of Scotland PLC, as documentation agents. Terms used in this Item 1.01(B) and not defined herein shall have the meanings ascribed to them in the Revolving Credit Agreement, which is attached to this Form 8-K as Exhibit 10.2.
     The proceeds of the Loans requested on the date of the Phadia Acquisition, pursuant to the SPA, will be used to fund, in whole or in part, the Phadia Acquisition, including the payment of any indebtedness of CB and to pay all or a portion of the costs incurred by the Company or any of its Subsidiaries in connection with the Phadia Acquisition, the transactions contemplated by the SPA, or the transactions contemplated by the Revolving Credit Agreement and related documents. The proceeds of the Loans requested to be made on any other date will be used for general corporate purposes of the Company and its Subsidiaries, including to back-stop any commercial paper issuances by the Company. Pursuant to the terms of the Revolving Credit Agreement, the Company is permitted to borrow funds from the Lenders up to the Revolving Commitment with a $200 million sublimit for swing line loans. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans. Each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 1.00% to 1.50% based on the Company’s Debt Ratings plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost as calculated in Schedule 1.01 to the Revolving Credit Agreement. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.00% to 0.50% based on the Company’s Debt Ratings. In addition, the Company has agreed to pay (a) an undrawn fee equal to a rate between 0.075% and 0.15% based on the Company’s Debt Ratings times the actual daily unused amount of the Aggregate Commitments (which shall not include Swing Line Loans), and (b) a term-out fee in an amount equal to 1.0% of the aggregate principal amount of any Committed Loans that remain outstanding after the Maturity Date.

     The Revolving Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes and dispositions of property. The Revolving Credit Agreement also requires that the Company maintain at the end of each fiscal quarter a consolidated indebtedness to consolidated EBITDA ratio of no greater than 3.50 to 1.00.
     The obligations of the Company under the Revolving Credit Agreement are guaranteed by Fisher. In accordance with the terms of the Revolving Credit Agreement, Fisher executed a Subsidiary Guaranty, dated as of June 23, 2011 (the “Revolving Guaranty”), in favor of Barclays Bank PLC and the Lenders. The form of the Revolving Guaranty is included as Exhibit F to the Revolving Credit Agreement.
     The foregoing descriptions of the Credit Agreement, the Guaranty, the Revolving Credit Agreement and the Revolving Guaranty do not purport to be complete statements of the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Credit Agreement (including exhibits) and the Revolving Credit Agreement (including exhibits), which are filed as Exhibits 10.1 and 10.2 hereto, respectively.
     In the ordinary course of business, certain of the lenders under the Credit Agreement and the Revolving Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received compensation and may receive compensation in the future.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 under the headings “Bridge Credit Agreement” and “Revolving Credit Agreement” is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: June 29, 2011	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated June 23, 2011, among the Company, Barclays Bank Plc and each lender from time to time party thereto.

10.2	Revolving Credit Agreement, dated June 23, 2011, among the Company, Barclays Bank Plc and each lender from time to time party thereto.